EXHIBIT 99.1
                                      PROXY

                             AMERICAN COMMUNITY BANK
                          2593 WEST ROOSEVELT BOULEVARD
                        MONROE, NORTH CAROLINA 28110-5035

                              APPOINTMENT OF PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints William R, Adcock, Richard M. Cochrane, and Farrell Richardson, or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of American Community Bank (the "Bank") held of record by the undersigned on March 10, 2000, at the Annual Meeting of shareholders of the Bank to be held at the Rolling Hills Country Club, Monroe, North Carolina, at 10:00 a.m. on April 26, 2000, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

1. REORGANIZATION INTO BANK HOLDING COMPANY: To approve the Agreement and Plan of Reorganization and Share Exchange between American Community Bank and American Community Bancshares, Inc. and the transactions contemplated thereby including the holding company reorganization of American Community Bank by which its shareholders will exchange their shares of common stock for shares of the common stock of American Community Bancshares, Inc. on a one-for-one basis.

|__|   FOR                |__|   AGAINST            |__|   ABSTAIN

2. ELECTION OF DIRECTORS: Proposal to elect three directors of the Bank for three-year terms as indicated below or until their successors are duly elected and qualified.

      |__| FOR all nominees listed below     |__| WITHHOLD AUTHORITY to vote
           (except as indicated otherwise         for all nominees listed below
           below)

         Nominees:

Larry S. Helms
Zebulon Morris, Jr.
Carlton Tyson

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below:

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3.   RATIFICATION OF INDEPENDENT ACCOUNTANTS: Proposal to ratify the appointment of Dixon Odom PLLC as the Bank's independent public accountants for 2000.

|__|   FOR             |__|   AGAINST          |__|   ABSTAIN

4. OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgement.

                 PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY
             ON THE REVERSE SIDE AND RETURN TO THE BANK OF ASHEVILLE
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         THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS
DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 2 BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH SUCH NOMINEE, AND FOR PROPOSALS 1 AND 3. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE LISTED IN PROPOSAL 2 HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE BANK A WRITTEN INSTRUMENT REVOKING IT OR DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

                                   Dated: ____________________, 2000

                                   - - - - - - - - - - - - - - - - - - - - - - -
                                    Signature

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                                   Signature if held jointly

                    Instruction:   Please sign above exactly as your name
                                   appears on this appointment of proxy. Joint owners of shares should both sign.
                                   Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.


IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOU APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.